RESTRUCTURING AGREEMENT

This Restructuring Agreement ("Agreement") is entered into between Spencer Trask Specialty Group and certain affiliated entities ("STSG") and Vyteris, Inc. (the "Company") as of this 1st day of October 2009.

WITNESSETH:

WHEREAS, the Company is indebted to STSG with respect to debt, inclusive of accrued interest, in amount of $11,386,000 as set forth on Exhibit A hereto ("Debt") and has issued to STSG Series B Convertible Preferred Stock, with a redemption value of $10,500,000 as set forth on Exhibit A hereto ("Preferred Stock"): and

WHEREAS, the Company has asked STSG to restructure its Debt and Preferred Stock and STSG has agreed to do so upon the terms hereinafter set forth.

1. Conversion of Debt and Preferred Stock.

a. STSG has agreed to convert all Debt and Preferred Stock in excess of Debt of $2,000,000 (which $2,000,000 amount is defined as the "Remaining Debt") including interest thereon and the like and dividends, held by STSG, into Company common stock.

b. The Debt and Preferred Stock shall be converted into Company common stock in full satisfaction of all amounts owed by the Company to STSG except for the Remaining Debt.

c. The conversion shall occur simultaneously with the closing by the Company on a financing with gross proceeds of at least $1.0 million from the sale of equity or equity related securities on or before December 31, 2009 (the "Qualified Financing").

d. STSG agrees to effect the conversion at a conversion price equal to 100% in excess of the price at which any equity securities are sold or 100% in excess of the conversion price of any debt or equity-related securities that are sold at the first closing of a Qualified Financing, as applicable (the "Conversion Price").

e. At the closing of a Qualified Financing, the Debt and Preferred Stock shall be deemed retired and satisfied without any further action required by either party, and shall be deemed surrendered except for the Remaining Debt. Upon receipt by the Company of the instruments evidencing the Debt and the certificates for the Preferred Stock, the Company shall issue to STSG the number of shares of its Common Stock equal to the principal amount and accrued but unpaid interest of the Debt (net of the Remaining Debt) and the redemption value of the Preferred Stock, both divided by the Conversion Price. Even if the Debt instruments and Preferred Stock certificates are not surrendered, they will be deemed cancelled

and null and void, and shall be superseded on the books and records of the Company by the number of shares of common stock as calculated pursuant to the formula set forth in the preceding sentence.

2. The Remaining Debt.

a. The Remaining Debt will be evidenced by a 6% note due the earlier of (i) three (3) years from the initial closing of a Qualified Financing or (ii) the latest maturity date of any debt securities issued in a Qualified Financing (the "Remaining Debt Note"). The Remaining Debt Note shall be secured by a lien on all the Company's assets, which lien shall be subordinate to (i) all indebtedness outstanding immediately prior to a Qualified Financing that by its terms has a security interest senior to the Remaining Debt Note, and (ii) the rights of any indebtedness, including but not limited to convertible debt securities, that may be issued in connection with a Qualified Financing. Such covenant of subordination shall have the same duration as the last debt security to expire pursuant to a Qualified Financing.

b. Notwithstanding anything set forth in this paragraph 2., the Company shall be obligated to prepay the Remaining Debt (with all prepayments applied pro rata to any then remaining outstanding Remaining Debt) an amount equal to 50% of the net proceeds upon each closing on amounts in excess of a cumulative aggregate of $5,000,000 of gross proceeds from a Qualified Financing or other sale or sales of equity or equity related securities by the Company during the term of the Remaining Debt. STSG shall execute and deliver any subordination agreement required in connection with a Qualified Financing and appoints the Company as its attorney in fact to file any UCC-3 and similar financing statements required to effect such subordination without any further action on the part of STSG.

3. Miscellaneous.

a. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The federal and state courts within the State of New York shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. The parties consent to personal jurisdiction of the federal and state courts within New York and service of process being effected by registered mail sent to the address set forth at the end of this Agreement. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

b. This Agreement forms the entire agreement of the parties and supersede any prior agreements between them with respect to the subject matter hereof.

c. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.

d. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

e. All clauses of this Agreement are distinct and severable and if any clause shall be deemed illegal or unenforceable for any reason, it shall not affect the legality or enforceability of any other clause of the Agreement.

f. Each party agrees to execute and deliver such documentation and take all such other actions necessary to effect the transactions set forth herein in a prompt manner.

g. Any notice hereunder shall be in writing and delivery thereof shall be complete if delivered in person, by facsimile or mailed by overnight mail, or registered or certified mail, postage prepaid to the following addresses (unless changed by written notice):

STSG: Spencer Trask Specialty Group, LLC.
535 Madison Ave., 12th Fl.
New York, NY 10022
Attention: Kevin Kimberlin

Company: Vyteris, Inc.
13-01 Pollitt Drive
Fair Lawn, NJ 07410
Attention: Haro Hartounian
Chief Executive Officer

h. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by STSG without the express written consent of the Company.

i. This Agreement shall be binding upon all parties and their respective estates, heirs, successors and permitted assigns. This Agreement may be changed only by the written consent of all parties hereto.

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## EXHIBIT A

| DETAIL OF WORKING CAPITAL FACILITY | | Principal | | Interest |
|---|---|---|---|---|
| Spencer Trask Specialty Group, LLC | $ | 2,350,000 | $ | 596,982 |
| Spencer Trask Private Equity Fund I, LP | $ | 150,000 | $ | 38,105 |
| Spencer Trask Private Equity Fund II, LP | $ | 75,000 | $ | 19,053 |
| Spencer Trask Private Accredited Equity Fund III, LLC | $ | 100,000 | $ | 25,404 |
| Spencer Trask Illumination Fund LLC | $ | 175,000 | $ | 44,456 |
| | $ | 2,850,000 | $ | 724,000 |
| Subordinated Convertible Note (Spencer Trask) | $ | 5,366,551 | $ | 2,445,000 |
| **DETAIL OF REDEEMABLE PREFERRED STOCK** | | | | |
| Redeemable Preferred (Spencer Trask) | $ | 7,425,000 | $ | 2,970,000 |
| Redeemable Preferred (Other) | $ | 75,000 | $ | 30,000 |
| | $ | 7,500,000 | $ | 3,000,000 |
| Totals | **$** | **15,716,551** | **$** | **6,169,000** |

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Spencer Trask Specialty Group, LLC

By: ______________________
Name: KEVIN KIMBERLIN
Title: NON MEMBER MANAGER

Spencer Trask Private Equity Fund I, LP

By: ______________________
Name: JOHN HEIDENREICH
Title: MANAGING DIRECTOR

Spencer Trask Private Equity Fund II, LP

By: ______________________
Name: JOHN HEIDENREICH
Title: MANAGING DIRECTOR

Spencer Trask Private Accredited Equity Fund III, LLC

By: ______________________
Name: JOHN HEIDENREICH
Title: MANAGING DIRECTOR

Spencer Trask Illumination Fund LLC

By: ______________________
Name: JOHN HEIDENREICH
Title: MANAGING DIRECTOR

VYTERIS, INC.

By: ______________________
Name: Haro Hartounian
Title: Chief Executive Officer

HH